                                        NEWS RELEASE

PAR PACIFIC HOLDINGS REPORTS THIRD QUARTER 2026 RESULTS

HOUSTON, November 3, 2026 - Par Pacific Holdings, Inc. (NYSE: PARR) (“Par Pacific” or the “Company”) today reported its financial results for the quarter ended September 30, 2026.

•Net income attributable to Par Pacific stockholders of $353.3 million, or $7.11 per diluted share
•Adjusted Net Income attributable to Par Pacific stockholders of $531.5 million, or $10.70 per diluted share
•Adjusted EBITDA of $646.0 million
•Small refinery exemption (“SRE”) impact of $187.2 million in Adjusted Net Income attributable to Par Pacific stockholders and $222.0 million in Adjusted EBITDA
•Divestment of 46% equity interest in Laramie Energy expected to close by year end for near term cash proceeds of approximately $120 million
•Repurchased $10 million of common stock

The Company reported net income attributable to Par Pacific stockholders of $353.3 million, or $7.11 per diluted share, for the quarter ended September 30, 2026, compared to $262.6 million, or $5.16 per diluted share, for the same quarter in 2025. Third quarter 2026 Adjusted Net Income attributable to Par Pacific stockholders was $531.5 million, including an SRE impact of $187.2 million, compared to $302.6 million in the third quarter of 2025. Third quarter 2026 Adjusted EBITDA was $646.0 million, including an SRE impact of $222.0 million, compared to $372.5 million in the third quarter of 2025. A reconciliation of reported non-GAAP financial measures to their most directly comparable GAAP financial measures can be found in the tables accompanying this news release.

“Third quarter financial results reflect strong operating performance from each of our businesses,” said Will Monteleone, President and Chief Executive Officer. “We also reached two important strategic milestones: our newly created Renewables segment delivered its first profitable quarter, and we agreed to divest our interest in Laramie Energy on attractive terms. Looking ahead, we remain focused on serving our customers and maintaining reliable operations during this strong margin environment.”

Refining
The Refining segment reported operating income of $454.4 million in the third quarter of 2026, including an SRE impact of $142.4 million, compared to $340.8 million in the third quarter of 2025. Adjusted Gross Margin for the Refining segment was $752.4 million in the third quarter of 2026, compared to $450.3 million in the third quarter of 2025.

Refining segment Adjusted EBITDA was $618.0 million in the third quarter of 2026, compared to $337.6 million in the third quarter of 2025. Third quarter 2026 Adjusted Gross Margin and Adjusted EBITDA for the Refining segment include an SRE impact of $222.0 million. Refining segment throughput was 174 thousand barrels per day (Mbpd) for the third quarter of 2026, compared to 198 Mbpd for the third quarter of 2025.

Hawaii
The Hawaii Index averaged $38.31 per barrel in the third quarter of 2026, compared to $10.27 per barrel in the third quarter of 2025. Throughput in the third quarter of 2026 was 57 Mbpd, compared to 82 Mbpd for the same quarter in 2025. Production costs were $8.45 per throughput barrel in the third quarter of 2026, compared to $4.66 per throughput barrel in the same period of 2025. Third quarter 2026 throughput and production costs reflect reduced rates during the Hawaii turnaround.

The Hawaii refinery’s Adjusted Gross Margin was $20.69 per barrel during the third quarter of 2026, including a net price lag impact of approximately $(52.2) million, or $(10.03) per barrel, compared to Adjusted Gross Margin of $11.40 per barrel during the third quarter of 2025.

The net price lag impact reflects the Hawaii refinery's contractual sales volumes that are priced based on prior-month and prior-week average market prices. The third quarter 2026 net price lag impact was driven by higher refined product prices in September relative to June. In general, declining refined product prices produce a positive net price lag impact, while rising prices produce a negative net price lag impact.

Montana
The Montana Index averaged $40.30 per barrel in the third quarter of 2026, compared to $17.99 per barrel in the third quarter of 2025. The Montana refinery’s throughput in the third quarter of 2026 was 58 Mbpd, compared to 58 Mbpd for the same quarter in 2025. Production costs were $10.41 per throughput barrel in the third quarter of 2026, compared to $8.76 per throughput barrel in the same period of 2025.

The Montana refinery’s Adjusted Gross Margin was $75.92 per barrel during the third quarter of 2026, including an SRE benefit of $167.2 million, or $31.12 per barrel, compared to Adjusted Gross Margin of $27.41 per barrel during the third quarter of 2025.

Washington
The Washington Index averaged $30.68 per barrel in the third quarter of 2026, compared to $16.66 per barrel in the third quarter of 2025. The Washington refinery’s throughput was 40 Mbpd in the third quarter of 2026, compared to 39 Mbpd in the third quarter of 2025. Production costs were $4.68 per throughput barrel in the third quarter of 2026, compared to $4.31 per throughput barrel in the same period of 2025.

The Washington refinery’s Adjusted Gross Margin was $35.95 per barrel during the third quarter of 2026, including an SRE benefit of $32.2 million, or $8.66 per barrel, compared to Adjusted Gross Margin of $32.46 per barrel during the third quarter of 2025.

Wyoming
The Wyoming Index averaged $49.83 per barrel in the third quarter of 2026, compared to $19.87 per barrel in the third quarter of 2025. The Wyoming refinery’s throughput was 19 Mbpd in the third quarter of 2026, compared to 19 Mbpd in the third quarter of 2025. Production costs were $9.27 per throughput barrel in the third quarter of 2026, compared to $8.11 per throughput barrel in the same period of 2025.

The Wyoming refinery's Adjusted Gross Margin was $64.98 per barrel during the third quarter of 2026, including an SRE benefit of $22.6 million, or $13.07 per barrel, and a FIFO impact of approximately $8.8 million, or $5.11 per barrel, compared to Adjusted Gross Margin of $58.22 per barrel during the third quarter of 2025.

Retail
The Retail segment reported operating income of $16.0 million in the third quarter of 2026, compared to $19.1 million in the third quarter of 2025. Adjusted Gross Margin for the Retail segment was $42.4 million in the third quarter of 2026, compared to $43.5 million in the same quarter of 2025.

Retail segment Adjusted EBITDA was $18.6 million in the third quarter of 2026, compared to $21.9 million in the third quarter of 2025. The Retail segment reported fuel sales volumes of 33.6 million gallons in the third quarter of 2026, compared to 31.8 million gallons in the same quarter of 2025. Third quarter 2026 same store fuel volumes and inside sales revenue increased by 2.1% and 1.9%, respectively, compared to the third quarter of 2025.

Logistics
The Logistics segment reported operating income of $23.7 million in the third quarter of 2026, compared to $30.2 million in the third quarter of 2025. Adjusted Gross Margin for the Logistics segment was $35.9 million in the third quarter of 2026, compared to $43.0 million in the same quarter of 2025.

Logistics segment Adjusted EBITDA was $30.7 million in the third quarter of 2026, compared to $37.3 million in the third quarter of 2025. Third quarter 2026 Logistics segment results were impacted by reduced logistics utilization due to the Hawaii turnaround.

Renewables
The Renewables segment reported operating income of $8.7 million in the third quarter of 2026. Adjusted Gross Margin for the Renewables segment was $7.8 million in the third quarter of 2026.

Renewables segment Adjusted EBITDA was $5.1 million in the third quarter of 2026. Renewables segment throughput was 78 thousand gallons per day (Mgpd) and sales volumes were 72 Mgpd for the third quarter of 2026.

Liquidity
Net cash provided by operations totaled $838.9 million for the three months ended September 30, 2026, including working capital inflows of $387.0 million and deferred turnaround expenditures of $(50.0) million. Excluding these items, net cash provided by operations was $501.9 million for the three months ended September 30, 2026. Net cash provided by operations was $219.4 million for the three months ended September 30, 2025. Net cash used in investing activities totaled $(37.4) million for the three months ended September 30, 2026, consisting primarily of capital expenditures, compared to $(32.3) million for the three months ended September 30, 2025. Net cash used in financing activities totaled $(255.4) million for the three months ended September 30, 2026, compared to $(197.2) million for the three months ended September 30, 2025.
At September 30, 2026, Par Pacific’s cash balance totaled $731.1 million. Gross term debt was $505.4 million and net term debt was $(225.7) million at September 30, 2026. Total liquidity was $2.4 billion at September 30, 2026.

The Company repurchased $10.0 million of common stock during the third quarter of 2026.

Small Refinery Exemption
In August 2026, the U.S. Environmental Protection Agency (“EPA”) granted Par Pacific’s mainland refineries a combination of full (100%) and partial (50%) small refinery exemptions from the Renewable

Fuel Standard (“RFS”) program for the 2025 compliance year. As a result of these actions, the Company recorded a gain of $187.2 million in Adjusted Net Income and $222.0 million in Adjusted EBITDA during the third quarter of 2026. The Company expects to monetize its excess RIN position by year end 2026.

Laramie Energy
During the third quarter of 2026, Par Pacific recorded $(0.2) million of equity losses related to Laramie Energy, LLC (“Laramie”). Laramie’s total net loss was $(3.9) million in the third quarter of 2026, including unrealized losses on derivatives of $11.1 million, compared to net income of $14.3 million in the third quarter of 2025. Laramie’s total Adjusted EBITDAX was $19.2 million in the third quarter of 2026, compared to $19.8 million in the third quarter of 2025.

In August 2026, Par Pacific announced that Laramie entered into an agreement to sell substantially all of its oil and gas assets. Par Pacific expects to receive approximately $148 million in cash proceeds for its 46% equity interest in Laramie, of which approximately $28 million is payable on the fifth anniversary of the closing date, and is eligible to receive up to a $30 million earn-out. The transaction is expected to close during the fourth quarter of 2026, subject to customary closing conditions, and the Company expects to receive cash proceeds of approximately $120 million by year end.

Conference Call Information
A conference call is scheduled for Wednesday, November 4, 2026 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To access the call, please dial 1-800-715-9871 inside the U.S. or 1-646-307-1963 outside of the U.S. and ask for the Par Pacific call. Please dial in at least 10 minutes early to register. The webcast may be accessed online through the Company’s website at http://www.parpacific.com on the Investors page. A telephone replay will be available until November 18, 2026, and may be accessed by calling 1-800-770-2030 inside the U.S. or 1-609-800-9909 outside the U.S. and using the conference ID 5483514.

About Par Pacific
Par Pacific Holdings, Inc. (NYSE: PARR), headquartered in Houston, Texas, is a growing energy company providing both renewable and conventional fuels to the western United States. Par Pacific owns and operates 219,000 bpd of combined refining capacity across four locations in Hawaii, the Pacific Northwest, and the Rockies, and an extensive energy infrastructure network, including 13 million barrels of storage, and marine, rail, rack, and pipeline assets. In addition, Par Pacific operates the Hele retail brand in Hawaii and the “nomnom” convenience store chain in the Pacific Northwest. Par Pacific also owns 46% of Laramie Energy, LLC, a natural gas production company with operations and assets concentrated in Western Colorado. More information is available at www.parpacific.com.

Forward-Looking Statements
This news release (and oral statements regarding the subject matter of this news release, including those made on the conference call and webcast announced herein) includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements about: expected market conditions; anticipated free cash flows; anticipated refinery throughput; anticipated cost savings; anticipated capital expenditures, including major maintenance costs, and their effect on our financial and operating results, including earnings per share and free cash flow; anticipated retail sales volumes and on-island sales; the anticipated financial and operational results of

Laramie Energy, LLC; the expected timing and completion of the proposed sale of Laramie oil and gas assets and the amount, timing and availability of related proceeds to us, including deferred and contingent consideration; the amount of our discounted net cash flows and the impact of our NOL carryforwards thereon; our ability to identify, acquire, and develop energy, related retailing, and infrastructure businesses; the timing and expected results of certain development projects, as well as the impact of such investments on our product mix and sales; the commercial and other benefits anticipated from the Hawaii renewable fuels joint venture, including its ramp-up, production volumes, yields, product mix, profitability and eligibility for tax credits and other incentives; and other risks and uncertainties detailed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and any other documents that we file with the Securities and Exchange Commission. Additionally, forward-looking statements are subject to certain risks, trends, and uncertainties, such as changes to our financial condition and liquidity; the volatility of crude oil and refined product prices; the Russia-Ukraine war, military conflicts in the Middle East, the political activity in Venezuela, Houthi-related disruptions in the Red Sea, the ongoing military conflict with Iran and disruptions in the Strait of Hormuz and their potential impacts on global crude oil markets and our business; the impacts of tariffs; potential operating disruptions at our refineries resulting from unplanned maintenance events or natural disasters; environmental risks; changes in the labor market; and risks of political or regulatory changes. We cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. Should any of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements, and investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. We do not intend to update or revise any forward-looking statements made herein or any other forward-looking statements as a result of new information, future events, or otherwise. We further expressly disclaim any written or oral statements made by a third party regarding the subject matter of this news release.

Contact:
Ashimi Patel Vitter
VP, Investor Relations & Sustainability
(832) 916-3355
avitter@parpacific.com

Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues	$3,052,435	$2,012,936	$7,845,054	$5,651,410
Operating expenses
Cost of revenues (excluding depreciation)	2,337,149	1,453,697	6,011,842	4,606,536
Operating expense (excluding depreciation)	166,110	140,029	465,750	432,863
Depreciation and amortization	39,018	36,284	109,932	107,582
General and administrative expense (excluding depreciation)	26,651	24,242	79,573	72,133
Equity (earnings) losses from refining and logistics investments	7,552	(6,353)	(5,745)	(21,172)
Acquisition and integration costs	—	1,973	64	1,973
Par West redevelopment and other costs	3,377	4,525	10,038	13,197
Other operating loss (gain), net	438	23	1,585	(1,202)
Total operating expenses	2,580,295	1,654,420	6,673,039	5,211,910
Operating income	472,140	358,516	1,172,015	439,500
Other income (expense)
Interest expense and financing costs, net	(6,967)	(21,272)	(37,169)	(65,226)
Debt extinguishment and commitment costs	128	—	(11,395)	(25)
Other expense, net	(158)	(109)	(343)	(643)
Equity earnings (losses) from Laramie Energy, LLC	(239)	8,202	7,274	10,784
Total other expense, net	(7,236)	(13,179)	(41,633)	(55,110)
Income before income taxes	464,904	345,337	1,130,382	384,390
Income tax expense	(109,960)	(82,706)	(266,346)	(92,699)
Net income	354,944	262,631	864,036	291,691
Less:
Net income (loss) attributable to noncontrolling interest	1,634	—	(5,855)	—
Net income attributable to Par Pacific stockholders	$353,310	$262,631	$869,891	$291,691

Weighted-average shares outstanding
Basic	48,565	49,633	48,496	51,237
Diluted	49,669	50,897	49,587	51,883

Income attributable to Par Pacific stockholders per share
Basic	$7.27	$5.29	$17.94	$5.69
Diluted	$7.11	$5.16	$17.54	$5.62

Balance Sheet Data
(Unaudited)
(in thousands)

	September 30, 2026	December 31, 2025
Balance Sheet Data
Cash and cash equivalents	$731,060	$164,113
Working capital (1)	491,208	510,772
ABL Credit Facility	—	175,000
Term debt (2)	505,432	639,830
Total debt, including current portion	496,158	802,870
Total stockholders’ equity	2,330,176	1,511,540
______________________________________
(1)Working capital is calculated as (i) total current assets excluding cash and cash equivalents less (ii) total current liabilities excluding current portion of long-term debt. Total current assets include inventories stated at the lower of cost or net realizable value.
(2)Term debt includes the Senior Notes, Term Loan Credit Agreement, and other long-term debt.

Operating Statistics
The following table summarizes key operational data. For comparative purposes, previously reported 2026 interim periods have been recast to align with our current segment presentation:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Total Refining Segment
Feedstocks Throughput (Mbpd)	174.2	197.7	179.8	186.9
Refined product sales volume (Mbpd)	209.2	208.6	199.8	199.3

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$46.95	$24.76	$33.10	$15.41
SRE impact	13.85	11.14	4.52	3.97
Adjusted Gross Margin excluding SRE impact	33.10	13.62	28.58	11.44
Production costs per bbl ($/throughput bbl)	8.32	6.13	7.56	6.88
D&A per bbl ($/throughput bbl)	1.64	1.46	1.55	1.53

Hawaii Refinery
Feedstocks Throughput (Mbpd)	56.6	81.7	73.0	83.1
Yield (% of total throughput)
Gasoline and gasoline blendstocks	25.1%	30.2%	27.3%	27.7%
Distillates	33.7%	39.2%	34.5%	38.2%
Fuel oils	36.9%	27.5%	33.4%	29.6%
Other products	(2.0)%	(0.1)%	1.1%	1.5%
Total yield	93.7%	96.8%	96.3%	97.0%

Refined product sales volume (Mbpd)	86.4	87.9	87.3	88.3

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$20.69	$11.40	$29.89	$10.18
SRE impact	—	—	—	—
Adjusted Gross Margin excluding SRE impact	20.69	11.40	29.89	10.18
Production costs per bbl ($/throughput bbl)	8.45	4.66	6.02	4.53
D&A per bbl ($/throughput bbl)	0.85	0.28	0.42	0.25

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Montana Refinery
Feedstocks Throughput (Mbpd)	58.4	58.3	56.0	51.5
Yield (% of total throughput)
Gasoline and gasoline blendstocks	46.6%	51.1%	46.9%	47.5%
Distillates	34.1%	32.4%	35.2%	31.9%
Asphalt	14.0%	8.1%	10.5%	10.8%
Other products	2.8%	4.2%	3.1%	3.9%
Total yield	97.5%	95.8%	95.7%	94.1%

Refined product sales volume (Mbpd)	60.5	54.9	55.9	52.6

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$75.92	$27.41	$40.68	$18.50
SRE impact	31.12	10.75	10.94	4.10
Adjusted Gross Margin excluding SRE impact	44.80	16.66	29.74	14.40
Production costs per bbl ($/throughput bbl)	10.41	8.76	9.87	10.89
D&A per bbl ($/throughput bbl)	2.32	2.43	2.51	2.51

Washington Refinery
Feedstocks Throughput (Mbpd)	40.4	38.6	34.9	39.3
Yield (% of total throughput)
Gasoline and gasoline blendstocks	23.3%	22.1%	23.8%	23.2%
Distillates	34.2%	34.4%	34.1%	35.2%
Asphalt	19.9%	21.4%	19.5%	18.6%
Other products	19.2%	18.9%	19.3%	19.5%
Total yield	96.6%	96.8%	96.7%	96.5%

Refined product sales volume (Mbpd)	40.3	43.9	37.1	42.1

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$35.95	$32.46	$23.79	$15.39
SRE impact	8.66	20.96	3.38	6.94
Adjusted Gross Margin excluding SRE impact	27.29	11.50	20.41	8.45
Production costs per bbl ($/throughput bbl)	4.68	4.31	5.12	4.07
D&A per bbl ($/throughput bbl)	1.47	1.94	1.79	1.95

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Wyoming Refinery
Feedstocks Throughput (Mbpd)	18.8	19.1	15.9	13.0
Yield (% of total throughput)
Gasoline and gasoline blendstocks	43.4%	44.7%	45.8%	45.4%
Distillates	47.4%	46.4%	45.5%	46.6%
Fuel oils	4.8%	4.2%	3.7%	3.6%
Other products	1.9%	2.1%	2.2%	2.3%
Total yield	97.5%	97.4%	97.2%	97.9%

Refined product sales volume (Mbpd)	22.0	21.9	19.5	16.3

Adjusted Gross Margin per bbl ($/throughput bbl) (1)	$64.98	$58.22	$44.20	$38.42
SRE impact	13.07	40.12	5.21	19.86
Adjusted Gross Margin excluding SRE impact	51.91	18.10	38.99	18.56
Production costs per bbl ($/throughput bbl)	9.27	8.11	11.81	14.52
D&A per bbl ($/throughput bbl)	2.27	2.61	2.80	4.51

Renewables Segment
Renewable feedstocks throughput (Mgpd)	77.7	—	43.9	—
Renewable product sales volume (Mgpd)	71.9	—	25.4	—

Adjusted Gross Margin per gal ($/sales gal) (2)	$1.19	$—	$0.16	$—
Production costs per gal ($/sales gal)	0.42	—	1.06	—
D&A per gal ($/sales gal)	0.45	—	0.79	—

Production costs per gal ($/throughput gal)	0.38	—	0.61	—

Market Indices (average $ per barrel)
Hawaii Index	$38.31	$10.27	$38.52	$9.00
Montana Index	40.30	17.99	23.77	15.16
Washington Index	30.68	16.66	19.80	12.11
Wyoming Index	49.83	19.87	32.73	20.53
Combined Index	38.45	14.72	30.27	11.98

Market Cracks (average $ per barrel)
Singapore 3.1.2 Product Crack	$51.69	$16.34	$45.95	$14.35
Montana 6.3.2.1 Product Crack	53.38	30.37	35.17	25.51
Washington 3.1.1.1 Product Crack	41.45	26.14	30.68	20.82
Wyoming 2.1.1 Product Crack	54.40	22.22	37.92	22.22

Crude Oil Prices (average $ per barrel)
Brent	$91.29	$68.17	$88.83	$69.93
WTI	85.68	64.97	83.73	66.67
ANS (-) Brent	1.55	3.13	5.84	3.00
Bakken Guernsey (-) WTI	2.16	(1.51)	2.14	(1.44)
Bakken Williston (-) WTI	1.81	(2.25)	1.64	(2.51)
WCS Hardisty (-) WTI	(16.33)	(11.42)	(14.75)	(11.09)
MSW (-) WTI	0.74	(3.23)	(0.17)	(3.36)
Syncrude (-) WTI	9.93	0.40	6.53	0.21
Brent M1-M3	5.05	1.24	5.24	1.29

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Retail Segment
Retail sales volumes (thousands of gallons)	33,581	31,755	92,354	92,034
_______________________________________
(1)We calculate Adjusted Gross Margin per barrel by dividing Adjusted Gross Margin by total refining throughput. Adjusted Gross Margin for our Washington refinery is determined under the last-in, first-out (“LIFO”) inventory costing method. Adjusted Gross Margin for our other refineries is determined under the first-in, first-out (“FIFO”) inventory costing method. Total Refining Segment Adjusted Gross Margin per barrel is presented net of intercompany profit in inventory of $(0.58) per barrel for the three months ended September 30, 2026, and $(0.24) per barrel and $(0.12) per barrel for the nine months ended September 30, 2026 and 2025, respectively, which represents margin on intercompany sales where the inventory remains on our condensed consolidated balance sheet at period end. Intercompany profit in inventory per barrel for the three months ended September 30, 2025, was immaterial. For the three and nine months ended September 30, 2026, Adjusted Gross Margin per barrel includes the SRE impact related to the 2025 compliance year. For the three and nine months ended September 30, 2025, Adjusted Gross Margin per barrel includes the SRE impact related to the 2019 through 2024 compliance years.
(2)Adjusted Gross Margin for our Renewables segment is determined under the FIFO inventory costing method. Total Renewables segment Adjusted Gross Margin per gallon is presented net of intercompany profit in inventory of $0.14 and $(0.48) per gallon for the three and nine months ended September 30, 2026, respectively. The Renewable Fuels Facility began commercial operations in April 2026.
Non-GAAP Performance Measures
Management uses certain financial measures and forecasts to evaluate our operating performance and allocate resources that are considered non-GAAP financial measures. The chief operating decision maker (“CODM”) is the Chief Executive Officer (“CEO”), who uses certain non-GAAP financial measures and forecasts to allocate resources and evaluate our operating performance. These measures should not be considered in isolation or as substitutes or alternatives to their most directly comparable GAAP financial measures or any other measure of financial performance or liquidity presented in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures used by other companies since each company may define these terms differently.
We believe Adjusted Gross Margin (as defined below) provides useful information to investors because it eliminates the gross impact of volatile commodity prices and adjusts for certain non-cash items and timing differences created by our inventory financing agreements and lower of cost and net realizable value adjustments to demonstrate the earnings potential of the business before other fixed and variable costs, which are reported separately in Operating expense (excluding depreciation) and Depreciation and amortization. Operating expense includes certain shared costs such as finance, accounting, tax, human resources, information technology, and legal costs that are not directly attributable to specific operating segments. The criteria used to determine the allocation of these expenses generally reflect the time and resources required to provide the applicable service to other internal stakeholders. Remaining expenses are included in the reconciliation of reportable segment Adjusted EBITDA to consolidated pre-tax income (loss) as unallocated corporate general and administrative expenses.
Management, including the CODM, uses Adjusted Gross Margin per barrel to evaluate operating performance and compare profitability to other companies in the industry and to industry benchmarks. We believe Adjusted Net Income (Loss) attributable to Par Pacific stockholders, Adjusted EBITDA (as defined below), and Adjusted EBITDA by segment (as defined below) are useful supplemental financial measures that allow management and investors to assess the financial performance of our assets without regard to financing methods, capital structure, or historical cost basis, the ability of our assets to generate cash to pay interest on our indebtedness, and our operating performance and return on invested capital as compared to other companies without regard to financing methods and capital structure.
Beginning with the financial results reported for the fourth quarter of 2025, Adjusted Net Income (Loss) attributable to Par Pacific stockholders excludes the portion of non-GAAP adjustments associated with the noncontrolling interest in our joint venture established on October 21, 2025. Adjusted Net Income (Loss) attributable to Par Pacific stockholders and Adjusted EBITDA by segment also exclude other operating gains and losses (which primarily includes the impacts of the non-cash remeasurement of our environmental liabilities). This modification improves comparability between periods by excluding non-cash gains and losses that do not reflect ongoing underlying business operations.

Beginning with the financial results reported for the fourth quarter of 2025, Adjusted EBITDA includes the Adjusted Net Income (Loss) attributable to noncontrolling interests associated with our joint venture established on October 21, 2025.

Adjusted Gross Margin
Adjusted Gross Margin is defined as Operating income (loss) excluding:

•	operating expense (excluding depreciation);
•	depreciation and amortization (“D&A”);
•	Par’s portion of interest, taxes, and D&A expense from refining and logistics investments;
•	impairment expense;
•	other operating loss (gain), net (which includes the impacts of the noncash remeasurement of our environmental liabilities);
•	Par's portion of accounting policy differences from refining and logistics investments;
•	inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, hedge losses (gains) associated with our Washington ending inventory and intermediation obligation, purchase price allocation adjustments, and LIFO layer increment and decrement impacts associated with our Washington inventory);
•	Environmental obligation mark-to-market adjustments (which represents the mark-to-market losses (gains) associated with our RINs and Washington CCA and Clean Fuel Standard); and
•	unrealized loss (gain) on derivatives.
The following tables present a reconciliation of Adjusted Gross Margin to the most directly comparable GAAP financial measure, operating income (loss), on a historical basis, for selected segments, for the periods indicated (in thousands). For comparative purposes, previously reported 2026 interim periods have been recast to align with our current segment presentation. In 2025, an immaterial amount of Renewables costs was included in the Refining segment. As such, the 2025 comparative periods were not recast.

Three months ended September 30, 2026	Refining	Logistics	Retail	Renewables
Operating Income	$454,449	$23,660	$15,963	$8,657
Operating expense (excluding depreciation)	134,439	5,166	23,759	2,746
Depreciation, depletion, and amortization	26,301	6,175	2,642	3,008
Par’s portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	684	947	—	—
Inventory valuation adjustment	(14,909)	—	—	(7,320)
Environmental obligation mark-to-market adjustments	51,444	—	—	—
Unrealized loss on derivatives	91,591	—	—	748
Par's portion of accounting policy differences from refining and logistics investments	7,898	—	—	—
Other operating loss (gain), net	528	(90)	—	—
Adjusted Gross Margin (1)	$752,425	$35,858	$42,364	$7,839

Three months ended September 30, 2025	Refining	Logistics	Retail
Operating Income	$340,769	$30,187	$19,093
Operating expense (excluding depreciation)	112,781	5,684	21,564
Depreciation, depletion, and amortization	26,596	6,093	2,801
Par’s portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	1,078	1,032	—
Inventory valuation adjustment	(20,366)	—	—
Environmental obligation mark-to-market adjustments	(6,362)	—	—
Unrealized gain on derivatives	(3,645)	—	—
Par's portion of accounting policy differences from refining and logistics investments	(526)	—	—
Other operating loss (gain), net	(10)	(1)	34
Adjusted Gross Margin (1)	$450,315	$42,995	$43,492

Nine months ended September 30, 2026	Refining	Logistics	Retail	Renewables
Operating Income (Loss)	$1,169,472	$70,699	$43,521	$(20,134)
Operating expense (excluding depreciation)	374,199	16,320	67,873	7,358
Depreciation, depletion, and amortization	75,937	18,117	7,836	5,445
Par’s portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	2,295	3,199	—	—
Inventory valuation adjustment	(126,977)	—	—	7,818
Environmental obligation mark-to-market adjustments	(19,307)	—	—	—
Unrealized loss on derivatives	140,309	—	—	651
Par's portion of accounting policy differences from refining and logistics investments	7,303	—	—	—
Other operating loss, net	1,398	35	—	—
Adjusted Gross Margin (1)	$1,624,629	$108,370	$119,230	$1,138

Nine months ended September 30, 2025	Refining	Logistics	Retail
Operating Income	$397,368	$75,817	$55,847
Operating expense (excluding depreciation)	354,998	14,846	63,019
Depreciation, depletion, and amortization	77,912	19,442	7,973
Par’s portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	3,434	2,749	—
Inventory valuation adjustment	(3,523)	—	—
Environmental obligation mark-to-market adjustments	(48)	—	—
Unrealized gain on derivatives	(41,902)	—	—
Par's portion of accounting policy differences from refining and logistics investments	(1,997)	—	—
Other operating loss (gain), net	181	(1,418)	35
Adjusted Gross Margin (1)	$786,423	$111,436	$126,874
________________________________________
(1)For the three and nine months ended September 30, 2026 and 2025, there was no impairment expense in Operating income.

Adjusted Net Income (Loss) Attributable to Par Pacific Stockholders and Adjusted EBITDA
Adjusted Net Income (Loss) attributable to Par Pacific stockholders is defined as Net income (loss) attributable to Par Pacific stockholders excluding:

•
inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, hedge losses (gains) associated with our Washington ending inventory and intermediation obligation, purchase price allocation adjustments, and LIFO layer increment and decrement impacts associated with our Washington inventory);

•	Environmental obligation mark-to-market adjustments (which represents the mark-to-market losses (gains) associated with our RINs and Washington CCA and Clean Fuel Standard);
•	unrealized (gain) loss on derivatives;
•	acquisition and integration costs;
•	redevelopment and other costs related to Par West;
•	debt extinguishment and commitment costs;
•	increase in (release of) tax valuation allowance and other deferred tax items;
•	changes in the value of contingent consideration and common stock warrants;
•	severance costs and other non-operating expense (income);
•	impairment expense;
•	impairment expense associated with our investment in Laramie Energy;
•	Par’s share of equity (earnings) losses from Laramie Energy, LLC, excluding cash distributions;
•	Par's portion of accounting policy differences from refining and logistics investments;
•	other operating (gain) loss, net (which includes the impacts of the noncash remeasurement of our environmental liabilities); and
•	noncontrolling interest impact of non-GAAP adjustments.
Adjusted EBITDA is defined as Adjusted Net Income (Loss) attributable to Par Pacific stockholders plus Adjusted Net Income (Loss) attributable to noncontrolling interests excluding:

•	D&A;
•	interest expense and financing costs, net, excluding unrealized interest rate derivative loss (gain);
•	cash distributions from Laramie Energy, LLC to Par;
•	Par's portion of interest, taxes, and D&A expense from refining and logistics investments; and
•	income tax expense (benefit) excluding the increase in (release of) tax valuation allowance.
The following table presents a reconciliation of Adjusted Net Income (Loss) attributable to Par Pacific stockholders and Adjusted EBITDA to the most directly comparable GAAP financial measure, Net income (loss) attributable to Par Pacific stockholders, on a historical basis for the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income attributable to Par Pacific stockholders	$353,310	$262,631	$869,891	$291,691
Inventory valuation adjustment	(22,229)	(20,366)	(119,159)	(3,523)
Environmental obligation mark-to-market adjustments	51,444	(6,362)	(19,307)	(48)
Unrealized loss (gain) on derivatives	91,042	(3,840)	139,029	(41,363)
Acquisition and integration costs	—	1,973	64	1,973
Par West redevelopment and other costs	3,377	4,525	10,038	13,197
Debt extinguishment and commitment costs	(128)	—	11,395	25
Changes in valuation allowance and other deferred tax items (1)	44,657	72,688	177,625	81,267
Severance costs and other non-operating expense (2)	79	58	145	1,336
Equity (earnings) losses from Laramie Energy, LLC, excluding cash distributions	239	(8,202)	(7,274)	(10,784)
Par's portion of accounting policy differences from refining and logistics investments	7,898	(526)	7,303	(1,997)
Other operating loss (gain), net	438	23	1,585	(1,202)
Noncontrolling interest impact of non-GAAP adjustments	1,368	—	(2,107)	—
Adjusted Net Income attributable to Par Pacific stockholders (3)	531,495	302,602	1,069,228	330,572
Adjusted Net Income (Loss) attributable to noncontrolling interests (4)	266	—	(3,748)	—
Depreciation, depletion, and amortization	39,018	36,284	109,932	107,582
Interest expense and financing costs, net, excluding unrealized interest rate derivative loss (gain)	8,264	21,467	39,100	64,687
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	1,631	2,110	5,494	6,183
Income tax expense	65,303	10,018	88,721	11,432
Adjusted EBITDA (3)	$645,977	$372,481	$1,308,727	$520,456
___________________________________
(1)For the three and nine months ended September 30, 2026 deferred tax expense (based on the actual year-to-date effective tax rate) was $44.7 million and $177.6 million, respectively, driven by the full utilization of our remaining federal net operating loss during the period. For the three and nine months ended September 30, 2025, we recognized a non-cash deferred tax expense of $72.7 million and $81.3 million, respectively, related to deferred state and federal tax liabilities.
(2)For the nine months ended September 30, 2025, we incurred $0.3 million of stock-based compensation expense associated with equity awards modifications.
(3)For the three and nine months ended September 30, 2026 and 2025, there was no change in value of contingent consideration, change in value of common stock warrants, impairment expense, impairments associated with our investment in Laramie Energy, cash distributions from Laramie Energy, or our share of Laramie Energy’s asset impairment losses in excess of our basis difference. Please read the Non-GAAP Performance Measures discussion above for information regarding changes to the components of Adjusted Net Income (Loss) attributable to Par Pacific stockholders and Adjusted EBITDA made during the reporting periods.
(4)Represents the amount necessary to reconcile Adjusted Net Income (Loss) attributable to Par Pacific stockholders to consolidated adjusted net income (loss) used in calculating Adjusted EBITDA. The amount equals net income (loss) attributable to noncontrolling interest minus the noncontrolling interest impact of non-GAAP adjustments.

The following table sets forth the computation of basic and diluted Adjusted Net Income (Loss) attributable to Par Pacific stockholders per share (in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Adjusted Net Income attributable to Par Pacific stockholders	$531,495	$302,602	$1,069,228	$330,572

Numerator for diluted income per common share	$531,495	$302,602	$1,069,228	$330,572

Basic weighted-average common shares outstanding	48,565	49,633	48,496	51,237
Add dilutive effects of common stock equivalents	1,104	1,264	1,091	646
Diluted weighted-average common shares outstanding	49,669	50,897	49,587	51,883

Basic Adjusted Net Income attributable to Par Pacific stockholders per common share	$10.94	$6.10	$22.05	$6.45
Diluted Adjusted Net Income attributable to Par Pacific stockholders per common share	$10.70	$5.95	$21.56	$6.37

Adjusted EBITDA by Segment
Adjusted EBITDA by segment is defined as Operating income (loss) excluding:

•	D&A;
•	inventory valuation adjustment (which adjusts for timing differences to reflect the economics of our inventory financing agreements, including lower of cost or net realizable value adjustments, the impact of the embedded derivative repurchase or terminal obligations, hedge losses (gains) associated with our Washington ending inventory and intermediation obligation, purchase price allocation adjustments, and LIFO layer increment and decrement impacts associated with our Washington inventory);
•	Environmental obligation mark-to-market adjustments (which represents the mark-to-market losses (gains) associated with our RINs and Washington CCA and Clean Fuel Standard);
•	unrealized (gain) loss on derivatives;
•	acquisition and integration costs;
•	redevelopment and other costs related to Par West;
•	severance costs and other non-operating expense (income);
•	other operating loss (gain), net (which includes the impacts of the non-cash remeasurement of our environmental liabilities);
•	impairment expense;
•	Par's portion of interest, taxes, and D&A expense from refining and logistics investments; and
•	Par's portion of accounting policy differences from refining and logistics investments.
Adjusted EBITDA by segment also includes Gain on curtailment of pension obligation and Other income (loss), net, which are presented below operating income (loss) on our condensed consolidated statements of operations.
The following table presents a reconciliation of Adjusted EBITDA by segment to the most directly comparable GAAP financial measure, operating income (loss) by segment, on a historical basis, for selected segments, for the periods indicated (in thousands). For comparative purposes, previously reported 2026 interim periods have been recast to align with our current segment presentation. In 2025, an immaterial amount of Renewables costs was included in the Refining segment. As such, the 2025 comparative periods were not recast.

Three months ended September 30, 2026	Refining	Logistics	Retail	Renewables	Corporate and Other
Operating income (loss) by segment	$454,449	$23,660	$15,963	$8,657	$(30,589)
Depreciation, depletion and amortization	26,301	6,175	2,642	3,008	892
Inventory valuation adjustment	(14,909)	—	—	(7,320)	—
Environmental obligation mark-to-market adjustments	51,444	—	—	—	—
Unrealized loss on commodity derivatives	91,591	—	—	748	—
Acquisition and integration costs	—	—	—	—	—
Par West redevelopment and other costs	—	—	—	—	3,377
Severance costs and other non-operating expense	—	—	—	—	79
Par's portion of accounting policy differences from refining and logistics investments	7,898	—	—	—	—
Other operating loss (gain), net	528	(90)	—	—	—
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	684	947	—	—	—
Other expense, net	—	—	—	—	(158)
Adjusted EBITDA (1)	$617,986	$30,692	$18,605	$5,093	$(26,399)

Three months ended September 30, 2025	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$340,769	$30,187	$19,093	$(31,533)
Depreciation, depletion and amortization	26,596	6,093	2,801	794
Inventory valuation adjustment	(20,366)	—	—	—
Environmental obligation mark-to-market adjustments	(6,362)	—	—	—
Unrealized gain on derivatives	(3,645)	—	—	—
Acquisition and integration costs	—	—	—	1,973
Par West redevelopment and other costs	—	—	—	4,525
Severance costs and other non-operating expense	58	—	—	—
Par's portion of accounting policy differences from refining and logistics investments	(526)	—	—	—
Other operating loss (gain), net	(10)	(1)	34	—
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	1,078	1,032	—	—
Other expense, net	—	—	—	(109)
Adjusted EBITDA (1)	$337,592	$37,311	$21,928	$(24,350)

Nine months ended September 30, 2026	Refining	Logistics	Retail	Renewables	Corporate and Other
Operating income (loss) by segment	$1,169,472	$70,699	$43,521	$(20,134)	$(91,543)
Depreciation, depletion and amortization	75,937	18,117	7,836	5,445	2,597
Inventory valuation adjustment	(126,977)	—	—	7,818	—
Environmental obligation mark-to-market adjustments	(19,307)	—	—	—	—
Unrealized loss on derivatives	140,309	—	—	651	—
Acquisition and integration costs	—	—	—	—	64
Par West redevelopment and other costs	—	—	—	—	10,038
Severance costs and other non-operating expense	—	13	53	—	79
Par's portion of accounting policy differences from refining and logistics investments	7,303	—	—	—	—
Other operating loss, net	1,398	35	—	—	152
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	2,295	3,199	—	—	—
Other expense, net	—	—	—	—	(343)
Adjusted EBITDA (1)	$1,250,430	$92,063	$51,410	$(6,220)	$(78,956)

Nine months ended September 30, 2025	Refining	Logistics	Retail	Corporate and Other
Operating income (loss) by segment	$397,368	$75,817	$55,847	$(89,532)
Depreciation, depletion and amortization	77,912	19,442	7,973	2,255
Inventory valuation adjustment	(3,523)	—	—	—
Environmental obligation mark-to-market adjustments	(48)	—	—	—
Unrealized gain on derivatives	(41,902)	—	—	—
Acquisition and integration costs	—	—	—	1,973
Par West redevelopment and other costs	—	—	—	13,197
Severance costs and other non-operating expense	259	193	44	840
Par's portion of accounting policy differences from refining and logistics investments	(1,997)	—	—	—
Other operating loss (gain), net	181	(1,418)	35	—
Par's portion of interest, taxes, and depreciation and amortization expense from refining and logistics investments	3,434	2,749	—	—
Other expense, net	—	—	—	(643)
Adjusted EBITDA (1)	$431,684	$96,783	$63,899	$(71,910)
________________________________________
(1)For the three and nine months ended September 30, 2026 and 2025, there was no change in value of contingent consideration, change in value of common stock warrants, impairment expense, impairments associated with our investment in Laramie Energy, or our share of Laramie Energy’s asset impairment losses in excess of our basis difference.

Laramie Energy Adjusted EBITDAX
Adjusted EBITDAX is defined as net income (loss) excluding commodity derivative (income) loss, gain (loss) on settled derivative instruments, interest expense (income) and loan fees, gain on extinguishment of debt, non-cash preferred dividend, depreciation, depletion, amortization, and accretion, bonus accrual, equity-based compensation expense, phantom units, expired acreage (non-cash), and other non-operating expenses. We believe Adjusted EBITDAX is a useful supplemental financial measure to evaluate the economic and operational performance of exploration and production companies such as Laramie Energy.
The following table presents a reconciliation of Laramie Energy’s Adjusted EBITDAX to the most directly comparable GAAP financial measure, net income (loss) for the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss)	$(3,893)	$14,323	$6,329	$13,784
Commodity derivative (income) loss	3,695	(17,740)	(17,625)	(11,239)
Gain on settled derivative instruments	7,431	7,431	23,898	5,976
Interest expense and loan fees	4,736	4,906	14,069	14,229
Gain on contingency	—	—	—	(294)
Depreciation, depletion, amortization, and accretion	7,236	7,551	27,591	23,521
Phantom units	—	3,024	2,070	(246)
Expired acreage (non-cash)	1	256	656	484
Other non-operating expenses	(10)	37	16	37
Total Adjusted EBITDAX (1)	$19,196	$19,788	$57,004	$46,252
________________________________________
(1)For the three and nine months ended September 30, 2026 and 2025, there was no gain on extinguishment of debt, non-cash preferred dividend, bonus accrual, or equity-based compensation expense.